SUBSIDIARIES OF THE COMPANY	EXHIBIT 21.1

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation

ME Sudamerica SRL	Argentina
Beena Vision Asia - Pacific Pty Ltd.	Australia
Information Alignment Pty. Ltd.	Australia
LSI Robway Pty Limited	Australia
Manhattan Asia Pacific Pty Ltd	Australia
Network Mapping Pty Limited	Australia
Sefaira Pty. Ltd.	Australia
Spatial Dimension Australia Pty Ltd	Australia
Trimble Australia Solutions Pty Limited	Australia
Trimble Navigation Australia Pty Ltd.	Australia
Trimble Planning Solutions Pty. Ltd.	Australia
Viewpoint Australia Finco Pty Ltd	Australia
Viewpoint Construction Software Australia Pty Ltd	Australia
Viewpoint Software Pty Ltd	Australia
AllTerra Österreich GmbH	Austria
Plancal GmbH	Austria
Acunia International NV	Belgium
ICS Benelux NV	Belgium
Stabiplan BVBA	Belgium
Trimble Leuven NV	Belgium
Trimble NV	Belgium
Wevada NV	Belgium
Gehry Technologies Consultoria e Software Ltda.	Brazil
Spatial Dimension Sistemas do Brasil Ltda.	Brazil
Trimble Brasil Solucoes Ltda.	Brazil
Trimble Forestry Ltda.	Brazil
Veltec Solucoes Tecnologicas SA	Brazil
0807381 B.C. Ltd.	Canada
Applanix Corporation	Canada
Cengea Solutions Corporation	Canada
Geo-3D Inc.	Canada
GEOTrac Systems Inc.	Canada
Load Systems International Inc	Canada
Maddocks Systems, Inc.	Canada
NM Group Network Mapping Corp.	Canada
PeopleNet Communications Canada Corp.	Canada
Spatial Dimension Canada ULC	Canada
Trimble Canada Corporation	Canada
Trimble Canada Development Limited	Canada

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Trimble Exchangeco Ltd.	Canada
Trimble Holdings Company	Canada
Viewpoint Construction Software Canada Inc	Canada
VS Visual Statement, Inc.	Canada
Trimble Loadrite Chile SPA	Chile
Eleven Technology (SIP) Co., Ltd.	China
GT (Beijing) Co., Ltd.	China
Tianpan Century Co. Ltd	China
Tianpan Information Science & Technology Co. Ltd.	China
Trimble Communication and Navigation Technology (Xi’An) Co., Ltd.	China
Trimble DBO Information Technology (Shanghai) Co. Ltd.	China
Trimble Electronics Products (Shanghai) Co. Ltd.	China
Trimble Leading Electronic Technology (Shanghai) Co. Ltd.	China
Trimble Solutions Aarhus A/S	Denmark
Trimble Middle East WLL	Egypt
Trimble Finland Oy	Finland
Trimble Forestry Europe Oy	Finland
Trimble Solutions Oy	Finland
GT France SAS	France
Magnav France Holdco S.A.S.	France
Manhattan Software France SARL	France
ME France SarL	France
Mensi, S.A.	France
Punch Telematix France SAS	France
Solid SAS	France
Stabiplan S.A.S.	France
Trimble France SAS	France
Trimble Lyon Sarl	France
Trimble Nantes SAS	France
Trimble Solutions France Sarl	France
AllTerra Deutschland GmbH	Germany
AllTerra Deutschland GmbH - (Dettelbach)	Germany
Axio-Net GmbH	Germany
HHK Datentechnik GmbH	Germany
Linear Project GmbH	Germany
Müller-Elektronik GmbH & Co. KG	Germany
Müller-Elektronik Verwaltungs GmbH	Germany
Punch Telematix Deutschland GmbH	Germany
Sigma GmbH	Germany
Sigma Handels GmbH	Germany
Stabiplan GmbH	Germany

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Trimble Forestry GmbH	Germany
Trimble Germany GmbH	Germany
Trimble GmbH	Germany
Trimble Jena GmbH	Germany
Trimble Kaiserslautern GmbH	Germany
Trimble Railway GmbH	Germany
Trimble Solutions Germany GmbH	Germany
Trimble TerraSat GmbH	Germany
WTK-Elektronik GmbH	Germany
GT Asia Limited	Hong Kong
Trimble Hungary Kft.	Hungary
CSC World (India) Private Limited	India
Trimble EM3 Connected Services Private Limited	India
Trimble Information Technologies India Private Limited	India
Trimble Mobility Solutions India Limited	India
Trimble Navigation India Pvt. Ltd.	India
Trimble Solutions India Pvt. Ltd.	India
Lakefield eTechnologies Group Limited	Ireland
Lakefield eTechnologies Limited	Ireland
Lime Daross Limited	Ireland
Trimble Railway Limited	Ireland
Spektra Agri S.r.l	Italy
Spektra S.r.l.	Italy
Trimble Italia SRL	Italy
Trimble Japan KK	Japan
Trimble Solutions Japan KK	Japan
Trimble Solutions Korea Co., Ltd.	Korea, Republic Of
Trimble Solutions Malaysia Sdn. Bhd.	Malaysia
Gehry Americas Services S de RL de CV	Mexico
Gehry Technologies Americas S de RL de CV	Mexico
Geo de SECO S. de R.L. de C.V.	Mexico
Gehry Technologies Netherlands BV	Netherlands
KWW Beheer B.V.	Netherlands
LogicWay B.V.	Netherlands
Punch Telematix Nederland B.V.	Netherlands
Stabiplan B.V.	Netherlands
Stabiplan Holding B.V.	Netherlands
Stabiplan International B.V.	Netherlands
TNL Technology Holdings CV	Netherlands
Trimble BV	Netherlands
Trimble Eersel B.V.	Netherlands
Trimble Europe BV	Netherlands

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Trimble International B.V.	Netherlands
Manhattan Asia Pacific NZ Limited	New Zealand
Trimble Loadrite Auckland Limited	New Zealand
Trimble Navigation New Zealand Ltd.	New Zealand
Trimble New Zealand Solutions Pty. Ltd.	New Zealand
Viewpoint Software NZ Limited	New Zealand
Trimble Norway AS	Norway
Trimble Solutions Sandvika AS	Norway
Trimble Poland Sp.z.o.o	Poland
Gehry Technologies Middle East, LLC	Qatar
Stabiplan S.R.L.	Romania
Trimble RUS LLC	Russian Federation
Trimble Navigation Singapore Pte. Ltd.	Singapore
Trimble Solutions SEA Pte. Ltd.	Singapore
Sitech Southern Africa (Pty.) Ltd.	South Africa
Spatial Dimension Pty Ltd	South Africa
Spatial Dimension South Africa Pty Ltd	South Africa
Trimble Navigation Technology South Africa (Pty) Ltd.	South Africa
Trimble South Africa Distribution Holdings Pty. Ltd.	South Africa
Allterra Iberica, S.L.U.	Spain
Punch Telematix Iberica SL	Spain
Trimble International Holdings S.L.	Spain
Trimble Navigation Iberica S.L.	Spain
PocketMobile Communications AB	Sweden
Trimble AB	Sweden
Trimble Solutions Gothenburg AB	Sweden
Trimble Solutions Sweden AB	Sweden
Trimble Sweden AB	Sweden
Trimble Holding GmbH	Switzerland
Trimble Lizenz Switzerland GmbH	Switzerland
Trimble Switzerland GmbH	Switzerland
Trimble (Thailand) Co. Ltd.	Thailand
GT Middle East Limited	United Arab Emirates
ALK Technologies Limited	United Kingdom
Amtech Group Limited	United Kingdom
Atrium Software Ltd	United Kingdom
Civil & Structural Computing (International) Ltd	United Kingdom
Civil & Structural Computing (Middle East) Ltd	United Kingdom
Cobco 867 Limited	United Kingdom
Computer Services Consultants (UK) Ltd	United Kingdom
CSC (Holdings) Ltd.	United Kingdom
CSC (World) Limited	United Kingdom

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Lakefield eTechnologies Limited	United Kingdom
Load Systems UK Limited	United Kingdom
Manhattan Data Craft Ltd.	United Kingdom
Manhattan Software Group Ltd.	United Kingdom
MSG Public Sector Ltd	United Kingdom
Network Mapping Group Limited	United Kingdom
Network Mapping Limited	United Kingdom
Network Mapping UK Ltd	United Kingdom
Riverside Acquistions Limited	United Kingdom
Sefaira Ltd.	United Kingdom
Sefaira UK Ltd.	United Kingdom
Strucad 2011 Ltd.	United Kingdom
Trimble Solutions (UK) Ltd.	United Kingdom
Trimble UK Limited	United Kingdom
Trimble MRM Limited	United Kingdom
VCS (Holdings UK) Limited	United Kingdom
Viewpoint Construction Software Limited	United Kingdom
Keystyle Data Solutions, LLC	USA - AZ
SECO Manufacturing Company, Inc.	USA - CA
Spime Inc.	USA - CA
Trimble Export Limited	USA - CA
Trimble IP General Corporation	USA - CA
Trimble IP Limited Corporation	USA - CA
Trimble Military and Advanced Systems Inc.	USA - CA
Ashtech, LLC	USA - DE
D&C Parent LLC	USA - DE
Dexter & Chaney, LLC	USA - DE
Iron Solutions, Inc.	USA - DE
Jefferson Merger Sub Inc.	USA - DE
Network Mapping Inc.	USA - DE
PeopleNet Holdings Corporation	USA - DE
PNET Holding Corp.	USA - DE
TOGS USA, Inc.	USA - DE
Trimble Consulting Group Inc.	USA - DE
Trimble Foundation	USA - DE
Trimble Solutions USA, Inc.	USA - DE
Trimble Transportation Enterprise Solutions Inc.	USA - DE
Trucker Tech Inc.	USA - DE
VIEWPOINT, INC.	USA - DE
e-Builder, Inc.	USA - FL
Innovative Software Engineering, L.L.C.	USA - IA
ISE Fleet Services, LLC	USA - IA

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
One20 Inc.	USA - MN
PeopleNet Communications Corporation	USA - MN
BearTooth Mapping, Inc.	USA - MT
ALK Technologies, Inc.	USA - NJ
Telog Instruments, Inc.	USA - NY
Applanix LLC	USA - TX